March 19, 2012


SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American
Depositary Shares
evidenced by the
American
Depositary
Receipts of
Trygvesta AS
 Form F6
33315436
7


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as
amended, on behalf of The Bank
of New York Mellon, as
Depositary for securities against
which American Depositary
Receipts ADRs are to be issued,
we attach a copy of the new
prospectus Prospectus reflecting
the change in name from
Trygvesta AS to Tryg AS  and the
removal of the Par Value.
As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to
the file number of the registration
statement to which the
Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form
F6 Registration Statement, the
Prospectus consists of the ADR
certificate for Trygvesta AS.
The Prospectus has been revised
to reflect the removal of the Par
Value and to reflect the new
name as follows
Tryg AS
Please contact me with any
questions or comments at 212
8152221


Sandra Bruno
Senior Associate
The Bank of New York Mellon
ADR Division


Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance









Depositary Receipts
101 Barclay Street 22nd Floor West, New
York, NY 10286